Exhibit 99.1

Company Contact:	IR Agency Contact:
Investor Relations	Becky Herrick
408-952-8449	Lippert/Heilshorn & Associates, Inc.
investorrelations@raesystems.com	415-433-3777
bherrick@lhai.com
RAE Systems Reports Fourth Quarter and Year-End 2009 Results
- Reported Fourth Quarter Net Income of $1.0 Million or $0.01 per Diluted Share -
SAN JOSE, Calif. — March 10, 2010 — RAE Systems Inc. (NYSE AMEX: RAE), a leader in delivering innovative sensor solutions to serve industrial, energy, environmental and government safety markets worldwide, reported results for the fourth quarter and year-ended December 31, 2009.
Fourth Quarter 2009 Financial Results
For the fourth quarter of 2009, RAE Systems reported revenue of $24.2 million, compared with $19.9 million for the third quarter of 2009 and $24.0 million for fourth quarter of 2008. For the fourth quarter of 2009 the Americas contributed 40 percent of total revenue, Asia contributed 44 percent and Europe contributed 16 percent. Gross margin for the quarter was 47 percent, compared with 44 percent for the same quarter of 2008. Operating expenses for the fourth quarter 2009 were $11.8 million, compared with $15.9 million for the fourth quarter of 2008. Net income for the quarter was $968,000, or $0.01 per share, compared to a net loss of $4.9 million, or $0.08 per share, for the fourth quarter of 2008.
The net income in the fourth quarter was primarily due to a favorable income tax benefit of $1.0 million. The principal factor contributing to this benefit was the passage in November 2009 of the Worker, Homeownership, and Business Assistance Act of 2009. This new act permits the company to carry its 2008 net operating loss back to fiscal years ended in 2003 and 2004, which will result in a tax refund to the company of approximately $0.7 million in 2010.
Full Year 2009 Financial Results
For the full year 2009, RAE Systems reported revenue of $83.2 million, compared with $95.4 million in 2008. The Americas contributed 42 percent of total revenue, Asia contributed 41 percent and Europe contributed 17 percent. For the full year 2009, gross margin was 49 percent compared with 51 percent for 2008. Operating expenses were $48.3 million for the full year 2009, compared with $54.3 million for 2008. The net loss for the full year 2009 was $5.8 million or $0.10 per share, compared with a net loss of $7.2 million or $0.12 per share for the same period in 2008.

The company continues to be actively engaged in discussions with the Department of Justice and the Securities and Exchange Commission to settle the outstanding joint investigation into the company’s alleged violations of the Foreign Corrupt Practices Act (FCPA). Although no assurances can be given as to whether the matter will settle or the amount of any settlement, the company booked an accrual of $3.5 million in the third quarter of 2009 relating to this potential settlement. Excluding the accrual for the potential FCPA settlement, the non-GAAP net loss for 2009 was $2.3 million, or $0.04 per share.
“In 2009, we continued to build our diversified product portfolio and develop new product applications, leveraging our installed base and exploiting growth opportunities in international markets,” said Robert Chen, RAE Systems president and chief executive officer. “In addition, we improved our RAE Fushun and RAE Beijing operations and implemented cost containment measures. The current economy remains challenging, and at this time we expect our 2010 full year revenue to be in the range of $83 million to $85 million. At this current revenue level we expect to generate a small net loss for the year. We believe our strategic actions along with our diverse product offerings and broad addressable markets provide us with a foundation for long-term success.”
About RAE Systems
RAE Systems is a leading global provider of rapidly deployable sensor networks that enable customers to identify safety and security threats in real time. Products include disposable gas detection tubes, single gas personal monitors, multi-sensor chemical detection monitors, photoionization (PID) monitors for volatile organic compounds (VOCs), wireless gas detection systems, and radiation monitoring networks for energy production and refining, industrial and environmental safety, and public and government first responder security sectors. RAE Systems’ products are used in over 95 countries by many of the world’s leading corporations and by many

U.S. government agencies. For more information about RAE Systems, please visit www.RAESystems.com.
Safe Harbor Statement
This press release may contain “forward-looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of RAE Systems and its subsidiaries; and other statements that are not historical fact. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the general economic and industry factors, the resolution of issues associated with the Company’s Foreign Corrupt Practices Act, investigation and receptiveness of the market to RAE Systems and its products. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.
[Tables to Follow]

RAE Systems Inc.
Consolidated Balance Sheets
(in thousands, except share and par value data)
(unaudited)

	December 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$18,528	$14,845
Restricted cash	2,146	—
Trade notes receivable	2,039	1,870
Accounts receivable, net of allowances of $5,380 and $3,472, respectively	19,428	20,961
Accounts receivable from affiliate	322	100
Inventories	12,068	17,604
Prepaid expenses and other current assets	3,983	4,991
Income taxes receivable	659	895

Total current assets	59,173	61,266

Property and equipment, net	15,590	14,976
Intangible assets, net	2,428	3,342
Investments in unconsolidated affiliates	358	467
Other assets	1,325	1,124

Total assets	$78,874	$81,175

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,454	$6,387
Accounts payable to affiliate	92	382
Payable to Fushun shareholder	—	64
Bank lines of credit	4,026	2,584
Accrued liabilities	15,753	12,318
Notes payable to related parties, current	370	1,329
Income taxes payable	199	425
Deferred revenue, current	603	631

Total current liabilities	27,497	24,120

Deferred revenue, non-current	615	685
Deferred tax liabilities, non-current	156	83
Long-term debt	1,463	—
Deferred gain on sale of real estate	4,444	5,079
Other long-term liabilities	781	1,292
Notes payable to related parties, non-current	363	1,219

Total liabilities	35,319	32,478

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, $0.001 par value, 200,000,000 shares authorized; 59,438,328 and 59,443,914 shares issued and outstanding, respectively	59	59
Additional paid-in capital	63,832	62,549
Accumulated other comprehensive income	6,844	6,555
Accumulated deficit	(31,706)	(25,947)

Total RAE Systems Inc. shareholders’ equity	39,029	43,216
Noncontrolling interest	4,526	5,481

Total shareholders’ equity	43,555	48,697

Total liabilities and shareholders’ equity	$78,874	$81,175

RAE Systems Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net sales	$24,243	$24,022	$83,172	$95,383
Cost of sales	12,735	13,528	42,193	47,168

Gross profit	11,508	10,494	40,979	48,215

Operating expenses:
Sales and marketing	5,311	5,429	18,824	21,427
Research and development	1,588	1,843	6,354	6,665
General and administrative	4,901	5,283	23,124	22,864
Reduction of goodwill	—	3,348	—	3,348
Gain on abandonment of lease	—	—	—	—

Total operating expenses	11,800	15,903	48,302	54,304

Operating loss from continuing operations	(292)	(5,409)	(7,323)	(6,089)
Other income (expense):
Interest income	18	51	48	173
Interest expense	(88)	(105)	(402)	(397)
Other, net	48	(465)	188	(575)
Equity in gain (loss) of unconsolidated affiliates	71	69	(109)	43

Loss from continuing operations before income taxes	(243)	(5,859)	(7,598)	(6,845)
Income tax (benefit) expense	(1,029)	(621)	(884)	538

Income (loss) from continuing operations	786	(5,238)	(6,714)	(7,383)
Gain from discontinued operations, net of tax	—	—	—	11

Net income (loss)	786	(5,238)	(6,714)	(7,372)
Net loss attributable to the noncontrolling interest	182	335	955	220

Net income (loss) attributable to RAE Systems Inc.	$968	$(4,903)	$(5,759)	$(7,152)

Net loss per share — basic and diluted
Continuing operations	$0.01	$(0.08)	$(0.10)	$(0.12)
Discontinued operations	—	—	—	—

Net loss per share — basic and diluted	$0.01	$(0.08)	$(0.10)	$(0.12)

Weighted average common shares outstanding — Basic	59,390	59,333	59,367	59,204
Stock options	179	—	—	—

Weighted average common shares outstanding — Diluted	59,569	59,333	59,367	59,204

RAE Systems Inc.
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2009		December 31, 2008		December 31, 2009		December 31, 2008
	Net income	Basic	Net income	Basic	Net income	Basic	Net income	Basic
	(loss)	EPS	(loss)	EPS	(loss)	EPS	(loss)	EPS
GAAP measures	$968	$0.01	$(4,903)	$(0.08)	$(5,759)	$(0.10)	$(7,152)	$(0.12)
Item reconciling GAAP net income and EPS to Non-GAAP net income and EPS:

Related to operating expenses:
General and administrative:
Non-recurring charge for proposed FCPA settlement	—	—	—	—	3,500	0.06	—	—

Non-GAAP measures	$968	$0.01	$(4,903)	$(0.08)	$(2,259)	$(0.04)	$(7,152)	$(0.12)

The following table sets forth the components of our Consolidated Statements of Operations as a percentage of net sales:

	Three Months Ended
	December 31		Year Ended December 31,
	2009	2008	2009	2008
Net sales	100%	100%	100%	100%
Cost of sales	53%	56%	51%	49%

Gross profit	47%	44%	49%	51%

Operating expenses:
Sales and marketing	22%	22%	23%	22%
Research and development	6%	8%	8%	7%
General and administrative	20%	22%	27%	24%
Reduction of goodwill	0%	14%	0%	4%
Gain on abandonment of lease	0%	0%	0%	0%

Total operating expenses	48%	66%	58%	57%

Operating income (loss) from continuing operations	-1%	-22%	-9%	-6%
Other income (expense):
Interest income	0%	0%	0%	0%
Interest expense	0%	0%	0%	0%
Other, net	0%	-2%	0%	-1%
Equity in gain (loss) of unconsolidated affiliates	0%	0%	0%	0%

Income (loss) from continuing operations before income taxes	-1%	-24%	-9%	-7%
Income tax expense (benefit)	-4%	-3%	-1%	1%

Income (loss) from continuing operations	4%	-21%	-8%	-8%
Gain from discontinued operations, net of tax	0%	0%	0%	0%

Net income (loss)	4%	-21%	-8%	-8%
Net loss attributable to the noncontrolling interest	1%	1%	1%	0%

Net income (loss) attributable to RAE Systems Inc.	5%	-20%	-7%	-8%